Exhibit 2(H)(v)

FORM OF

STRUCTURING FEE AGREEMENT

October [    ], 2005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Reference is made to the Purchase Agreement dated October [    ], 2005 (the “Purchase Agreement”), by and among ING Global Advantage and Premium Opportunity Fund (the “Fund”), ING Investments, LLC (the “Adviser”), ING Investment Management Co. (the “Sub-Adviser”) and each of the Underwriters named therein, with respect to the issue and sale of the Fund’s common stock, as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

1. Fee. In consideration of your services in offering advice relating to the structure and design of the Fund as well as services related to the sale and distribution of the Fund’s common stock, the Adviser shall pay a fee to you in the aggregate amount of $[    ] (the “Fee”). The Fee shall be paid on or before [                    ], 2005, and shall be made by wire transfer to the order of Citigroup Global Markets Inc.

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

3. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Not an Investment Advisor. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services.

5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers).

6. Assignment. This Agreement may not be assigned by any party without prior written consent of the other party.

7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This Agreement shall be effective as of the date first written above.

[END OF TEXT]

ING INVESTMENTS, LLC

By:
Name:
Title:

Agreed and Accepted:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Citigroup Global Markets Inc. Indemnification Agreement

October [    ], 2005

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

In connection with the engagement of Citigroup Global Markets Inc. (“Citigroup”) to advise and assist the undersigned (the “Company”) as set forth in the Structuring Fee Agreement dated October [    ], 2005, between the Company and Citigroup (the “Agreement”), in the event that Citigroup becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) (i) in connection with or arising out of any untrue statement or alleged untrue statement of a material fact contained in information with respect to the Fund made public by or as authorized by the Fund (except for information regarding Citigroup itself that Citigroup specifically provided to the Fund in writing for inclusion in such information) or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) otherwise in connection with or arising out of the Agreement or the Services to be provided thereunder, the Company agrees to indemnify, defend and hold Citigroup harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement or the Services to be provided thereunder (a “Covered Claim”), except, in the case of clause (ii) above only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of Citigroup. In addition, in the event that Citigroup becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse Citigroup for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by Citigroup in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and Citigroup, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations; provided, that in no event shall the Company contribute less than the amount necessary to assure that Citigroup is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Citigroup pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Citigroup, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Citigroup is an actual or potential party to such Proceeding, without Citigroup’s prior written consent. For purposes of this Indemnification Agreement, Citigroup shall include Citigroup Global Markets Inc., any of its affiliates, each other person, if any, controlling Citigroup or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

If any Proceeding is brought against Citigroup in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, Citigroup shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to Citigroup and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to Citigroup or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. Citigroup shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Citigroup unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or Citigroup shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of Citigroup), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless Citigroup from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time Citigroup shall have requested the Company to reimburse Citigroup for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed Citigroup in accordance with such request prior to the date of such settlement and (iii) Citigroup shall have given the Company at least 30 days’ prior notice of its intention to settle.

The Company agrees that neither Citigroup nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of Citigroup in performing the Services.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND CITIGROUP CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY A THIRD PARTY AGAINST CITIGROUP OR ANY INDEMNIFIED PARTY. EACH OF CITIGROUP AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY

PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Citigroup’ engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ING INVESTMENTS, LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:
By:
Title:

By:
By:
Title:

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